As filed with the Securities and Exchange Commission on October 12, 2007.

 Registration File No. 333-[ ]

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SPAN-AMERICA MEDICAL SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

South Carolina	57-0525804
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

70 Commerce Center, Greenville, South Carolina 29615
(Address of Principal Executive Offices) (Zip Code)

Span-America Medical Systems, Inc. 2007 Equity Incentive Plan
(Full title of the plan)

James D. Ferguson, President and Chief Executive Officer
70 Commerce Center, Greenville, South Carolina 29615
(Name and address of agent for service)

(864) 288-8877
(Telephone number, including area code, of agent for service)

Copies to:
Andrew B. Coburn, Esq.
Wyche, Burgess, Freeman & Parham, P.A.
Post Office Box 728, Greenville, South Carolina 29602-0728
(864) 242-8200 (telephone) (864) 235-8900 (facsimile)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock	250,000 shares(1)	$18.15(2)	$4,537,500(2)	$139.30

(1)
Pursuant to Rule 416(a), this registration statement registers securities to be offered pursuant to terms which provide for a change in the amount of securities being offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Pursuant to Rule 457(h), the average of the high and low prices as reported on the NASDAQ National Market System on October 5, 2007, $18.15, is used for purposes of calculating the registration fee.

The Exhibit Index appears on Page 9 hereof.

Part I: Information Required in the Section 10(a) Prospectus

Item 1. Plan Information.

Not included in this registration statement pursuant to Rule 424 but provided or to be provided by Span-America Medical Systems, Inc. (the “Company”) to participants in the Span-America Medical Systems, Inc. 2007 Equity Incentive Plan (the “Plan”) pursuant to Rule 428(b) of the Securities Act of 1933, as amended (the “Securities Act”).

Item 2. Registrant Information and Employee Plan Annual Information.

Not included in this registration statement pursuant to Rule 424 but provided or to be provided to Plan participants pursuant to Rule 428(b) of the Securities Act.

Part II: Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference.

The following documents or portions thereof are hereby incorporated by reference:

The Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2006, Commission File No. 0-11392.

The Company’s Quarterly Reports on Form 10-Q for the quarterly periods ended December 30, 2006, March 31, 2007, and June, 30, 2007, Commission File No. 0-11392.

The Company’s Current Reports on Form 8-K dated January 24, 2007, April 17, 2007, April 30, 2007, June 8, 2007, June 13, 2007, and July 24, 2007, Commission File No. 0-11392.

All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since the end of the Company’s 2006 fiscal year.

The description of the Company’s common stock contained in the Company's Form 8-A filed with the Securities and Exchange Commission on or about October 20, 1986 (Commission File No. 0- 11392).

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part thereof, from the date of filing of such documents.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Sections 33-8-500 through 33-8-580 of the 1976 Code of Laws of South Carolina, as amended, (the “Code”) relating to permissible, mandatory and court-ordered indemnification of directors and officers of South Carolina corporations in certain circumstances are set forth in Exhibit 99.2 of this registration statement and are incorporated herein by reference.

Article V of the By-Laws of the Company provides for the indemnification of directors, employees and agents of the Company as set forth in Exhibit 99.3 of this registration statement and is incorporated herein by reference.

The Company’s Articles of Incorporation provide as follows:

“A director of the corporation shall not be personally liable to the corporation or any of its shareholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not be deemed to eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involved gross negligence, intentional misconduct, or a knowing violation of law; (iii) imposed under Section 33-8-330 of the South Carolina Business Corporation Act of 1988 (improper distribution to shareholders); or (iv) for any transaction from which the director derived an improper personal benefit.”

Section 33-8-570 of the Code permits a corporation to purchase and maintain insurance on behalf of a person who is or was an officer or director. The Company does maintain directors’ and officers’ liability insurance at this time.

The Plan provides for indemnification of members of the Board serving on the committee that administers the Plan as follows:

“No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan.”

Item 7. Exemption From Registration Claimed.

Not applicable.

Item 8. Exhibits.

4.1	Specimen of Common Stock certificate: Incorporated by reference to Exhibit 1 to the Form S-8 filed on January 8, 1990, Commission File No. 33-32896.

4.2	Restated Articles of Incorporation: Incorporated by reference to Exhibit 3(a) to the Company’s Registration Statement on Form S-18, Commission File No. 0-11392.

4.2.1	Articles of Amendment filed with the South Carolina Secretary of State on February 6, 1989: Incorporated by reference to Exhibit 3.1.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended September 28, 1991.

4.2.2	Articles of Amendment filed with the South Carolina Secretary of State on March 5, 1992: Incorporated by reference to Exhibit 4.4 to the Company’s Registration Statement on Form S-2 dated May 11, 1992, Commission File No. 33-47670.

4.2.3
Articles of Amendment filed with the South Carolina Secretary of State on April 22, 1993: Incorporated by reference to Exhibit 4.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended April 3, 1993.

4.3	Amended and Restated By-Laws dated February 4, 1997: Incorporated by reference to Exhibit 3.0 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 29, 1997.

4.3.1	Amendment to the Company's By-laws dated March 13, 2003: Incorporated by reference to Exhibit 3.2 to the Company's report on Form 8-K dated March 13, 2003, Commission File No. 00-11392.

4.3.2	Amendment to the Company's By-laws dated November 7, 2003: Incorporated by reference to Exhibit 3.2.2 to the Company’s Annual Report on Form 10-K for the fiscal year ended September 27, 2003, Commission File No. 0-11392.

4.4
The Registrant hereby agrees to furnish to the Securities and Exchange Commission upon request a copy of any instrument with respect to long-term debt not being registered in a principal amount less than 10% of the total assets of the Registrant on a consolidated basis.

4.5
Amended and Restated Shareholder Rights Agreement dated March 24, 2003 between the Company and American Stock Transfer & Trust Company as Rights Agent.: Incorporated by reference to Exhibit 4.1 to the Company’s report on Form 8-K dated March 24, 2003.

4.5.1	Amendment No. 1 to the Amended and Restated Shareholder Rights Agreement dated November 19, 2003: Incorporated by reference to Exhibit 4.1 to the Company’s report on Form 8-K dated December 2, 2003

4.6
Agreement among Span-America Medical Systems, Inc., Jerry Zucker, and Robert B. Johnston, dated December 17, 2003 regarding nomination of Mr. Johnston to the Span-America Board of Directors: Incorporated by reference to Exhibit 4.4 to the 2003 10-K.

5.1	Opinion of Wyche, Burgess, Freeman & Parham, P.A. regarding legality of shares of Span-America Medical Systems, Inc.

23.1	Consent of Independent Registered Public Accounting Firm (Elliott Davis, LLC).

23.2	Consent of Wyche, Burgess, Freeman & Parham, P.A.: contained in Exhibit 5.1.

24.1	Power of Attorney: Contained on the signature page of this registration statement.

99.1
Span-America Medical Systems, Inc. 2007 Incentive Equity Plan: Incorporated by reference to Appendix A of Schedule 14A relating to the Company’s Proxy Statement filed January 8, 2007, Commission File No. 0-11392.

99.2	Sections 33-8-500 through -580 of the 1976 Code of Laws of South Carolina, as amended.

99.3	Article V of the Amended and Restated By-Laws of the Company dated February 4, 1997.

Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that:

(A) Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8 (Sec. 239.16b of this chapter), and the information required to be included in a post- effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement; and

(B) Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 (Sec. 239.13 of this chapter) or Form F-3 (Sec. 239.33 of this chapter) and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) (Sec. 230.424(b) of this chapter) that is part of the registration statement.

(C) Provided further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form S-1 (Sec. 239.11 of this chapter) or Form S-3 (Sec. 239.13 of this chapter), and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB (Sec. 229.1100(c)).

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by “Item 8.A. of Form 20-F (17 CFR 249.220f)” at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3 (Sec. 239.33 of this chapter), a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Sec. 210.3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B (Sec. 230.430B of this chapter):

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) (Sec. 230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (Sec. 230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (Sec. 230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C (Sec. 230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (Sec. 230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (Sec. 230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenville, State of South Carolina, on October 9, 2007.

SPAN-AMERICA MEDICAL SYSTEMS, INC.

By: /s/ Richard C. Coggins
Richard C. Coggins, Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James D. Ferguson and Richard C. Coggins, and each of them, as true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all annexes thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all which said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do, or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and as of the dates indicated:

Signature	Title	Date

/s/ James D. Ferguson	President, Chief Executive Officer	October 9, 2007
James D. Ferguson	& Director (Principal Executive Officer)

/s/ Richard C. Coggins	Chief Financial Officer, VP - Finance,	October 9, 2007
Richard C. Coggins	Secretary & Director (Principal Financial Officer)

/s/ Gwendolyn L. Randolph	Controller	October 9, 2007
Gwendolyn L. Randolph

/s/ Thomas D. Henrion	Chairman of the Board of Directors	October 10, 2007
Thomas D. Henrion

________________	Director
Robert H. Dick

/s/ Thomas F. Grady, Jr.	Director	October 9, 2007
Thomas F. Grady, Jr.

/s/ Guy R. Guarch	Director	October 11, 2007
Guy R. Guarch

/s/ Robert B. Johnston	Director	October 11, 2007
Robert B. Johnston

/s/ Linda D. Norman	Director	October 12, 2007
Linda D. Norman

/s/ Peter S. Nyberg	Director	October 9, 2007
Peter S. Nyberg

INDEX TO EXHBITS CONTAINED HEREIN

Exhibit

5.1	Opinion of Wyche, Burgess, Freeman & Parham, P.A. regarding legality of shares of Span-America Medical Systems, Inc.

23.1	Consent of Independent Registered Public Accounting Firm (Elliott Davis, LLC).

23.3	Consent of Wyche, Burgess, Freeman & Parham, P.A.: Contained in Exhibit 5.1.

24.1	Power of Attorney: Contained on the signature page of this registration statement.

99.2	Sections 33-8-500 through -580 of the 1976 Code of Laws of South Carolina, as amended.

99.3	Article V of the Amended and Restated By-Laws of the Company dated February 4, 1997.